Exhibit 10.34

February 7, 2002

Jeff Holmes
6537 Garden Grove Way
Gaithersburg, MD 20882

Dear Jeff:

By this letter, Manugistics seeks to attach as an addendum to your original offer letter a provision by which it will provide to you a severance package in the event that your employment is terminated for reasons other than cause. While the provisions of this addendum will not affect the terms and conditions of your employment, including your at-will status, if you accept the terms of the addendum, it will provide you with compensation and benefits to which you would not otherwise be entitled. The terms of the addendum are set forth below. If you agree to accept those terms, please sign and date this letter and return it to the Human Resources Department.

ADDENDUM

If the company terminates your employment for reasons other than cause, you will receive your base salary and benefits in accordance with the Company’s payroll practices for the equivalent of a six (6) month period commencing on your termination date; provided that the foregoing salary and benefits will cease immediately if you begin alternative employment during this six month period. Any period during which your are receiving these payments and benefits is called your “severance period.” You are not entitled to receive (1) any bonus based on financial performance of sales growth, earnings, or management objectives, or (2) your quarterly bonus during the severance period. During your severance period, any options which you hold will continue to vest in accordance with their terms. In order to receive the benefits described herein, you will be required to execute a severance agreement and full release of claims.

I hereby acknowledge that I have read, understood and accept the terms set forth in this addendum to my offer letter dated October 8,1996, which is incorporated herein by reference.

/s/ Jeffrey L. Holmes	02/08/02
Jeffrey L. Holmes

October 8, 1996

Jeffrey Holmes
14 Wolf Crescent
Bolton, Ontario
L7E 5R8

Dear Jeffrey:

We are pleased to confirm our verbal offer for the position of Director, Industry Marketing Consumer Products, reporting to Mary Lou Fox, Senior Vice President, Professional Services and Market Management Division. This is an exempt position.

In this position your monthly salary will be $9,583.34 and an annual performance incentive plan of 30% of your base salary which will be prorated based on your hire date for the remainder of Fiscal Year 1997. You will also have the opportunity to earn an additional 20% of base salary for above plan performance which will be prorated based on your hire date for the remainder of Fiscal Year 1997. Assistance for relocation fee will be $9,000. Finally, we will recommend to the Board of Directors that the Board grant you an option to purchase an additional 5000 shares of stock under the Manugistics Employee Stock Option Plan. This position has regular performance and salary reviews; your first review will be after one year. In keeping with Manugistics policy, all offers are contingent upon successful completion of employment references.

Effective on your first day of employment, you will be eligible for our comprehensive Manugistics benefits program which includes:

- Stock Options (600 shares plus an additional 5000 shares to be approved by Board – four year vesting)

- Good Health Subsidy

- PC Purchase Program

- Comprehensive Medical Care

- Dental Care

- Employee Vision Care

- Life Insurance

- Accidental Death and Dismemberment Insurance

- Long-Term Disability

Jeffrey Holmes
October 8, 1996

Page Two

Additional information on these and other valuable benefits is enclosed for your reference.

As required by the Immigration Reform and Control Act of 1986, you must provide Manugistics with documentation verifying your eligibility to work in the United States. Acceptable forms of documentation are described on the attached Employment Eligibility Verification form. Please review this and the enclosed “Manugistics, Inc. Conditions of Employment” carefully since you will be required to complete them on your first day at work.

Please signify your acceptance by signing this letter and returning it to Human Resources. In addition, please complete the top portion of the attached New Employee Information Sheet and return it with your signed acceptance letter.

We look forward to your joining Manugistics on October 28, 1996 and are confident that the association will be mutually rewarding.

Very truly yours,

Manugistics, Inc.

/s/ Elise Bolasny
Elise Bolasny
Employment Manager

Accepted by:

/s/ Jeffrey Holmes	October 14, 1996
Jeffrey Holmes	Date

Enclosures